EXHIBIT 99.1

Press Release

Escalade Reports First Quarter 2020 Results

First-Quarter Highlights

•	Revenue up 16.2% on net sales of $37.3 million
•	Gross margin increase of 100 bps to 27.4%
•	Operating income up 515.2%
•	Diluted EPS of $0.14 per share

Evansville, IN (April 16, 2020) Escalade, Incorporated (NASDAQ: ESCA) - “Our first quarter results reflect the benefits of the operational and organizational changes we made during 2019 which enabled us to achieve operational leverage during the quarter and helped drive significant operating income improvement,” said Dave Fetherman, President and CEO of Escalade, Inc. “The 16.2% revenue growth was driven by our outdoor categories – basketball, pickleball, and Victory Tailgate. These categories, along with table tennis and billiard accessories, helped to drive the margin improvement. We made progress in reducing inventory and improving turns during the quarter. These efforts resulted in a significant improvement in EPS for our shareholders. We ended the quarter with a strong balance sheet, with available cash and full availability under our $50 million revolving facility with our long-term banking partner, JPMorgan Chase. With the emerging COVID-19 pandemic, we are focused on safeguarding and protecting our employees. Due to shelter in place mandates issued across the country, our e-commerce channel is experiencing increased demand for our fitness and home recreation products. As I turn over the reins to Scott Sincerbeaux, our incoming President and CEO, I want to thank all the employees that make up Escalade for your dedication, commitment and friendship over the years.”

Net sales for the first quarter of 2020 were $37.3 million compared to net sales of $32.1 million for the same quarter in 2019, an increase of $5.2 million or 16.2%. The increase in sales was primarily driven by growth in our outdoor categories, including basketball, pickleball and Victory Tailgate.

Gross margin ratio for the first quarter of 2020 was 27.4%, compared to 26.4% for the same period in the prior year. The improvement in gross margin was primarily due to product mix and operational improvements the Company has performed over the last year. Gross profit for the first quarter of 2020 was $10.2 million compared to gross profit of $8.5 million for the same quarter in 2019.

Selling, general and administrative expenses (SG&A) were $7.5 million for the quarter compared to $7.7 million for the same period in the prior year, a decrease of $0.2 million or 3.7%. The reduction in SG&A was a result of organizational changes and operating efficiencies put in place during 2019. SG&A, as a percent of sales, for the first quarter of 2020 decreased to 20.0% from 24.1% reported for the same period prior year.

Operating income for the first quarter of 2020 was $2.4 million compared to operating income of $0.4 million for the same period in the prior year.

Net income for the first quarter of 2020 was $2.0 million, or $0.14 diluted earnings per share compared to net income of 0.3 million, or $0.02 diluted earnings per share for the same quarter in 2019.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on June 1, 2020 and disbursed on June 8, 2020.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA® and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: specific and overall impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; Escalade’s plans and expectations surrounding the transition to its newly hired Chief Executive Officer and all potential related effects and consequences; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Additionally, many of these risks and uncertainties are currently elevated by and may or will continue to be elevated by the COVID-19 pandemic. It is not possible to predict or identify all such risks, but may become material in the future. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

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Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended
All Amounts in Thousands Except Per Share Data	March 21, 2020	March 23, 2019

Net sales	$37,289	$32,102

Costs and Expenses
Cost of products sold	27,074	23,625
Selling, administrative and general expenses	7,457	7,745
Amortization	334	338

Operating Income	2,424	394

Other Income (Expense)
Interest expense	(44)	(68)
Other income	46	6

Income Before Income Taxes	2,426	332

Provision for Income Taxes	475	65

Net Income	$1,951	$267

Earnings Per Share Data:
Basic earnings per share	$0.14	$0.02
Diluted earnings per share	$0.14	$0.02

Dividends declared	$0.125	$0.125

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Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	March 21, 2020	December 28, 2019	March 23, 2019
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,167	$5,882	$4,299
Receivables, less allowance of $565; $483; and $548; respectively	32,594	35,450	31,951
Inventories	42,235	42,269	47,744
Prepaid expenses	2,646	3,151	2,986
Prepaid income tax	--	163	1,033
TOTAL CURRENT ASSETS	83,642	86,915	88,013

Property, plant and equipment, net	14,867	15,111	15,523
Operating lease right-of-use assets	1,581	1,080	878
Intangible assets, net	18,513	18,847	19,447
Goodwill	26,749	26,749	26,381
Other assets	69	77	90
TOTAL ASSETS	$145,421	$148,779	$150,332

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Note payable	$--	$135	$--
Trade accounts payable	6,387	7,765	7,756
Accrued liabilities	8,029	9,689	6,512
Income tax payable	315	--	--
Current operating lease liabilities	730	621	595
TOTAL CURRENT LIABILITIES	15,461	18,210	14,863

Other Liabilities:
Long-term debt	--	--	3,662
Deferred income tax liability	3,537	3,537	3,409
Operating lease liabilities	867	475	288
Other liabilities	387	387	1,094
TOTAL LIABILITIES	20,252	22,609	23,316

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,096,874; 14,214,777; and 14,471,496; shares respectively	14,097	14,215	14,471
Retained earnings	111,072	111,955	112,545
TOTAL STOCKHOLDERS' EQUITY	125,169	126,170	127,016
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$145,421	$148,779	$150,332

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